EXHIBIT 99.1

                     NetSol Technologies, Inc. News Release

Contacts:                                             NetSol Technologies:
Marty Tullio or Mark D. Tullio                        Najeeb U. Ghauri, Chairman
McCloud Communications, LLC                           Tina Gilger, CFO
949.553.9748                                          818.222.9195
marty@McCloudCommunications.com                       najeeb@netsoltek.com
mark@McCloudCommunications.com                        tina@netsoltek.com

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                NETSOL TECHNOLOGIES CONTINUES REVENUE GROWTH AND
                PROFITABILITY FOR SECOND QUARTER OF FISCAL 2006

           Revenues for Six Month Period Grow By 88 Percent as Company
                Marks Sixth Consecutive Quarter of Profitability

Calabasas, CA - February 9, 2006 - NetSol Technologies, Inc. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology (IT) services, today reported financial results for its second quarter of fiscal 2006, ended December 31, 2005.

Second Quarter Highlights

- Net revenue for the second quarter of fiscal 2006 was approximately $4.52 million, an increase of 66 percent, when compared to revenue of $2.72 million for the second quarter of fiscal 2005.

- Net income before minority interest adjustments was $270,567, or net income per weighted average diluted share of approximately $0.02, compared to net income before minority interest adjustments of $179,456, or net income per weighted average diluted share of approximately $0.01, for the comparable quarter of fiscal 2005.

- Net income after minority interest adjustments was $125,035, or net income per weighted average diluted share of $0.01, compared to net income after minority interest adjustments of $178,647, or net income per weighted average diluted share of $0.01 for the comparable second quarter of fiscal 2005.

- The minority interest adjustments reflect the minority-owned portion of net income of three of NetSol's subsidiaries: NetSol Technologies, Ltd., NetSol Connect and NetSol TiG Joint Venture.

- The October earthquake in Pakistan had a direct impact on our Pakistan subsidiary as a number of contracts were deferred. The company will benefit from rebuilding projects and expects to close new contracts during the third quarter in the public and private sector in Pakistan.

- Gross profit for the second quarter of fiscal 2006 increased more than 35 percent to $2,547,339, with gross profit margin of 56.3 percent, compared to gross profit of $1,883,840, with gross profit margin of 69 percent, for the second quarter of fiscal 2005. According to NetSol CFO Tina Gilger, the decrease in gross profit margin was primarily attributable to the salaries and training of additional programmers hired for upcoming projects.

- NetSol's second quarter EBITDA (earnings before interest, tax, deprecation and amortization), a fundamental way to value a company's performance, was $769,001, an approximately 27 percent increase, when compared to EBITDA of $605,013 for the same period ended December 31, 2004.

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"We are pleased to announce our sixth consecutive quarter of revenue growth and profitability during what is historically a slow quarter for the software and services industry," said NetSol CEO Naeem Ghauri. "To facilitate our aggressive growth plans, we have continued hiring the best and brightest engineering, sales and technology services talent. Although this has had a negative short-term impact on gross margin, we anticipate that the new hires will start to be productive and add to the top line in the current and future quarters."

Six Month Highlights


- Net revenue for the first six months of fiscal 2006 was approximately $9 million, an increase of 88 percent, when compared to revenue of $4.8 million for the first six months of fiscal 2005.

- Net income before minority interest adjustments was $841,527, or net income per weighted average diluted share of approximately $0.06, a 177 percent increase, when compared to net income before minority interest adjustments was $304,121, or net income per weighted average diluted share of approximately $0.02, for the comparable six month period of fiscal 2005, .

- Net income after minority interest adjustments was $328,782, or net income per weighted average diluted share of $0.02, compared to net income after minority interest adjustments of $318,380, or net income per weighted average diluted share of $0.02, for the comparable period of fiscal 2005.

- Gross profit increased more than 68 percent to $5,349,974, with a gross profit margin of 60 percent, as compared to gross profit of $3,179,877, or a gross profit margin of 67 percent, for the comparable period of fiscal 2005.

- EBITDA for the six month period ended December 31, 2005, was $1,678,864, an approximate 56 percent increase, when compared to EBITDA of $1,073,993 for the same period ended December 31, 2004.

"The outstanding top-line growth and continued profitability trend not only highlights the increased brand awareness and global acceptance of NetSol as a top tier provider of IT solutions, but are also a reflection of our success in managing growth of our joint ventures and subsidiaries," said Najeeb U. Ghauri, Chairman of NetSol Technologies. "I would also like to personally take a moment to comment on the recent events in Pakistan. We are happy to report that in the aftermath of the devastating earthquake, the majority of citizens and businesses are now getting back to work, and the local economy should return to normal levels. Existing contracts, both in the private and public sectors that were previously put on hold are now back in the pipeline, and we anticipate they will contribute to a very strong second half of fiscal 2006."

About NetSol Technologies, Inc.
NetSol Technologies is an end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol delivers high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 4 assessment. For more information, visit NetSol Technologies' web site at www.netsoltek.com.

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Securities Exchange Act of 1934
This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.


                                 (Tables Follow)

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NETSOL TECHNOLOGIES CONTINUES REVENUE GROWTH AND PROFITABILITY FOR SECOND
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Page 4



                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                      Ended December 31,              Ended December 31,
                                                     2005            2004            2005            2004
                                                 ------------    ------------    ------------    ------------

Net revenues                                     $  4,524,373    $  2,723,227    $  8,994,358    $  4,781,532
Cost of revenues                                    1,977,034         839,387       3,644,384       1,601,655
                                                 ------------    ------------    ------------    ------------
Gross profit                                        2,547,339       1,883,840       5,349,974       3,179,877

Operating expenses:
       Selling and marketing                          412,570         135,352         731,434         254,700
       Depreciation and amortization                  564,855         316,982       1,117,386         623,140
       General and adminstrative                    1,295,085         914,493       2,541,663       1,642,958
                                                 ------------    ------------    ------------    ------------
          Total operating expenses                  2,272,510       1,366,827       4,390,483       2,520,798
                                                 ------------    ------------    ------------    ------------
Income from operations                                274,829         517,013         959,491         659,079

Other income and (expenses):
       Gain (loss) on sale of assets                    4,219            --             4,610            (620)
       Non-cash expenses                               (5,192)       (386,079)        (21,250)       (451,603)
       Gain on forgiveness of debt                      3,335         139,367           6,976         189,641
       Interest expense                               (86,862)       (108,425)       (165,885)       (130,000)
       Interest income                                 94,629           1,236         179,041           1,797
       Other income and (expenses)                    (22,142)         17,303         (54,645)         38,300
       Income taxes                                     7,751            (959)        (66,811)         (2,473)
                                                 ------------    ------------    ------------    ------------
Income before minority interest in subsidiary         270,567         179,456         841,527         304,121

Minority interest in subsidiary (income)/loss        (145,532)           (809)       (512,745)         14,259
                                                 ------------    ------------    ------------    ------------
Net income                                            125,035         178,647         328,782         318,380

Other comprehensive gain/(loss):
       Translation adjustment                         437,660         (89,720)        316,840        (173,409)
                                                 ------------    ------------    ------------    ------------
Comprehensive income                             $    562,695    $     88,927    $    645,622    $    144,971
                                                 ============    ============    ============    ============
Net income per share:
       Basic                                     $       0.01    $       0.02    $       0.02    $       0.03
                                                 ============    ============    ============    ============
       Diluted                                   $       0.01    $       0.01    $       0.02    $       0.02
                                                 ============    ============    ============    ============
Weighted average number of shares outstanding:
       Basic                                       14,064,968      10,643,113      13,981,426      10,073,951
       Diluted                                     14,444,665      13,455,875      14,361,123      12,760,805

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NETSOL TECHNOLOGIES CONTINUES REVENUE GROWTH AND PROFITABILITY FOR SECOND
QUARTER OF FISCAL 2006
Page 5

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED BALANCE SHEET -- DECEMBER 31, 2005
                                   (Unaudited)

                                                 ASSETS
Current assets:
      Cash and cash equivalents                                          $  1,884,573
      Certificates of deposit                                               1,501,752
      Restricted cash                                                         206,900
      Accounts receivable, net of allowance for doubtful accounts of
      $80,000                                                               5,673,145
      Revenues in excess of billings                                        3,379,287
      Other current assets                                                  1,448,164
                                                                         ------------
         Total current assets                                                                  14,093,821
Property and equipment, net of accumulated depreciation                                         6,052,896

Intangibles:
      Product licenses, renewals, enhancements, copyrights,
         trademarks, and tradenames, net                                    4,740,085
      Customer lists, net                                                   1,240,682
      Goodwill                                                              1,166,611
                                                                         ------------
         Total intangibles
                                                                                                7,147,378
                                                                                             ------------
         Total assets                                                                        $ 27,294,095
                                                                                             ============
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued expenses                              $  3,315,622
      Current portion of notes and obligations under capitalized
      leases                                                                  977,382
      Billings in excess of revenues                                          110,397
      Due to officers                                                          53,157
      Deferred liability                                                      313,397
      Loans payable, bank                                                     500,584
                                                                         ------------
         Total current liabilities                                                              5,270,539

Obligations under capitalized leases, less current maturities                                     145,828

Convertible debenture                                                                              97,372
                                                                                             ------------
         Total liabilities                                                                      5,513,739
Minority interest                                                                               1,213,277
Commitments and contingencies                                                                           -

Stockholders' equity:
      Common stock, $.001 par value; 45,000,000 share authorized;
         14,084,604 issued and outstanding                                     14,085
      Additional paid-in-capital                                           50,962,347
      Treasury stock                                                          (27,197)
      Accumulated deficit                                                 (29,990,203)
      Stock subscription receivable                                          (320,188)
      Common stock to be issued                                               132,086
      Other comprehensive loss                                               (203,851)
                                                                         ------------
         Total stockholders' equity                                                            20,567,079
                                                                                             ------------
         Total liabilities and stockholders' equity                                          $ 27,294,095
                                                                                             ============